Exhibit 14.1

CODE OF BUSINESS CONDUCT AND ETHICS

FOR SENIOR FINANCIAL OFFICERS

HARBOR DIVERSIFIED, INC.

Code of Business Conduct and Ethics

for Senior Financial Officers

Harbor Diversified, Inc.

I.	Purpose

Harbor Diversified, Inc., a Delaware corporation (the “Company”), is committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules, regulations and listing standards. The Board of Directors (the “Board”) of the Company has adopted this Code of Business Conduct and Ethics for Senior Financial Officers (this “Code”) as part of this commitment. This Code is also intended to comply with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002, and Item 406 of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”) thereunder. This Code was adopted by the Board on June 30, 2020 (the “Effective Date”).

As a general matter, this Code is designed to deter wrongdoing and promote:

●	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	Full, fair, accurate, timely and understandable disclosure in reports and documents filed by the Company with, or submitted to, the SEC and in the Company’s other public communications;
●	Compliance with applicable laws, rules, regulations and the listing standards of any national securities exchange on which the Company’s securities are listed for trading (“listing standards”);
●	Prompt internal reporting of violations of this Code in the manner described herein; and
●	Accountability for adherence to this Code.

II.	Applicability

This Code applies to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller of the Company, and any other officer of the Company (or any of its subsidiaries) that is performing similar functions or that is performing a financial oversight role (collectively, the “Senior Financial Officers”). The Senior Financial Officers are also bound by any other corporate governance policies and procedures that have been, or may hereafter be, adopted by the Company (or any of its subsidiaries) and are applicable to the Company’s officers or employees (collectively, the “Governance Policies”). Nothing in this Code is intended to limit the requirements or obligations imposed on the Senior Financial Officers by the Governance Policies.

By accepting this Code, each Senior Financial Officer agrees that he or she will promote high standards of ethical business conduct and compliance with applicable laws, rules, regulations and listing standards, including by adhering to the principles and responsibilities set forth in this Code.

In addition, part of each Senior Financial Officer’s ethical responsibility is to help enforce this Code and encourage others to comply with this Code. Each Senior Financial Officer should promptly report violations or suspected violations of this Code to the Audit Committee of the Board (the “Audit Committee”).

III.	Principles and Responsibilities

A.	Standard of Conduct

Each Senior Financial Officer has a duty to comply with applicable laws, rules, regulations and listing standards; act with honesty and integrity in all dealings with the Company and any of its constituents; and use care and diligence in performing his or her responsibilities to the Company. Each Senior Financial Officer also has a duty to advocate compliance with these principles by other employees.

B.	Relationship with Independent Auditors

Each Senior Financial Officer has a duty to work cooperatively with the Company’s independent auditors in the conduct of the audit of the Company’s annual financial statements, the review of the Company’s quarterly financial statements, the evaluation of the Company’s internal controls, and the preparation of reports and documents filed by the Company with, or submitted to, the SEC.

C.	Company Disclosures

Each Senior Financial Officer shall be responsible for full, fair, accurate and timely disclosure in the reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company. Each Senior Financial Officer must promptly bring to the attention of the Audit Committee any material information that he or she may become aware of that is likely to materially affect the timing, accuracy or completeness of disclosures made by the Company in its SEC filings or other public communications.

D.	Internal Controls / Fraud

Each Senior Financial Officer must promptly bring to the attention of the Audit Committee any information he or she may have or become privy to concerning (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

E.	Conflicts of Interest

Each Senior Financial Officer is expected to avoid conflicts of interest that interfere (or are reasonably likely to interfere) with the performance of his or her duties to the Company, or that deprive the Company of the Senior Financial Officer’s undivided loyalty in business dealings. Each Senior Financial Officer must report to the Audit Committee any actual or apparent conflicts of interest involving any employee who has a significant role in financial reporting, disclosures or internal controls.

F.	Confidentiality

Each Senior Financial Officer must maintain the confidentiality of Company information (except when authorized or legally required to make any disclosure) and avoid any personal use of Company information.

G.	Legal Compliance

Each Senior Financial Officer must comply with applicable laws, rules, regulations and listing standards, including, without limitation, the laws of the Company’s state of incorporation, the rules and regulations of the SEC, and the rules and listing standards of any national securities exchange on which the Company’s securities are listed for trading. Each Senior Financial Officer shall promptly bring to the attention of the Audit Committee any information he or she may have or become privy to concerning any violation, or evidence of any potential violation, of any laws, rules, regulations or listing standards applicable to the Company.

H.	Trading Restriction

Subject to the specific exception described below, the Senior Financial Officers are prohibited from trading in Company Securities from and after the Effective Date. The trading restriction shall apply to all Company securities, including, without limitation, common stock and any securities convertible into or exercisable for common stock (the “Company Securities”). The trading restriction shall apply to any purchase, sale or other transfer of the Company Securities, including any transaction that seeks to (or has the effect of) transferring the economic consequences of ownership of the Company Securities. Notwithstanding the foregoing, any Senior Financial Officer that owns or controls (whether directly or through affiliates) any Company Securities as of the Effective Date is permitted to sell or transfer such Company Securities with the prior approval of the Audit Committee, provided that any such sale or transfer shall be completed in compliance with all applicable laws, rules, regulations and listing standards. Exceptions to this trading restriction may be granted by the Audit Committee on a case by case basis in its sole discretion.

I.	Violations of the Code

Each Senior Financial Officer shall promptly report violations of this Code to the Audit Committee. The Audit Committee shall have the authority to determine whether there has been any violation of this Code, as well as to determine (or designate appropriate persons to determine) the appropriate action to be taken as a result of any violation of this Code. Any such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code, and may include, without limitation, demotion or re-assignment, reduction in compensation, suspension of employment, or termination of employment.

J.	Waivers and Amendments

The Audit Committee shall have the ability to waive or amend any provision of this Code provided that any such waiver or amendment is not inconsistent with applicable laws, rules, regulations or listing standards. Any such waivers of or amendments to this Code shall be disclosed in accordance with applicable laws, rules, regulations and listing standards.

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